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                                                                   EXHIBIT 99.1

MONDAY MARCH 12, 4:10 PM EASTERN TIME
PRESS RELEASE

SOURCE: PEREGRINE SYSTEMS, INC.

  PEREGRINE SYSTEMS(R) TO BUILD ELECTRONIC BUSINESS ENABLEMENT POWERHOUSE WITH
                            ACQUISITION OF EXTRICITY

     NEW COMBINED OFFERING REDUCES FRICTIONAL COST OF COLLABORATIVE COMMERCE
        THROUGH SOFTWARE SOLUTIONS AND MANAGED SERVICES OVER THE INTERNET


SAN DIEGO AND BELMONT, CA - MARCH 12, 2001 -- Peregrine Systems, Inc. (NASDAQ:
PRGN), the leading provider of Electronic Market Enablement and Infrastructure Management solutions, today announced that it has signed a definitive agreement to acquire Extricity, Inc.

      Extricity will contribute its B2B relationship management software as Peregrine takes to market a digital business offering that provides a full range of software products and managed Internet services using Peregrine's Get2ConnectSM global trading network. This combined offering will remove frictional cost from collaborative commerce by seamlessly connecting businesses, people and applications.

      The two companies will leverage Peregrine's core competence in electronic commerce transactions over a multitude of data formats - from XML to RosettaNet to EDI - and its online catalog offering with Extricity's market-leading business process and application integration software. The result will be a new platform that represents a major shift in the business landscape - helping companies move from batch-oriented document exchange to real-time, process-based collaboration. Together, Peregrine and Extricity will enable businesses to use the Internet to seamlessly communicate with buyers, suppliers, business partners and electronic markets, regardless of data formats, communication protocols and business processes.

      "Peregrine and Extricity will create the high water mark in collaborative commerce that goes far beyond traditional e-Procurement, setting the stage for companies to fully realize the economic promise of the Internet," said Steve Gardner, chairman and CEO of Peregrine. "This shift from simple electronic document exchanges to true collaborative commerce represents the next generation in B2B. Our customers will be able to reduce the frictional costs associated with managing the flow of information, infrastructure assets and business relationships, both within and between companies, helping them move to the next level of digital business."

      For the last decade, companies have been largely focused on streamlining internal systems such as sales, accounting, finance, manufacturing, inventory and supply chain management. Today's challenge lies in creating links between these islands of automation, both within and outside the

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firewall, to build fully integrated trading communities with the capacity to boost productivity and create economic value.

      "Companies have typically found that return on B2B investments has gone largely unrealized with the inability to onramp suppliers, create dialogues among them and ensure a return on investment," said Louis Blatt, senior vice president and general manager of Peregrine's E-Markets Group (EMG). "That will change as we move buyers and suppliers beyond simple connectivity and discrete document transformation to a continuous electronic dialogue. With Extricity, we are assembling the platform required to link our customers' internal business applications, then leverage that connection beyond the firewall to build more productive business relationships for customers, suppliers and employees." Mr. Blatt will lead the combined global business unit following the conclusion of integration activities.

      "We're very pleased at the opportunity for Extricity to become an integral part of Peregrine," said Barry Ariko, Extricity chairman and CEO. "Together, no other vendor can provide a solution that is as broad, deep and scalable as the one that will result from this union. The management team and employees of Extricity are absolutely committed to the success of the combined entity." Mr. Ariko will become a member of the Peregrine's Board of Directors upon closing and will lead the transition efforts to ensure maximum value to customers in the near term.

      TERMS OF THE AGREEMENT
Under the terms of the agreement, Peregrine will issue approximately 9.2 million shares of common stock for all of Extricity's outstanding stock in a stock-for-stock tax-free reorganization. The transaction has been approved by the Board of Directors of both companies and is subject to regulatory approvals and customary closing conditions. Based on today's closing stock price of $18.3125, the transaction value is approximately $168 million. It is expected to close late in the March quarter or shortly thereafter. The transaction will be accounted for using the purchase method of accounting, and the transaction is anticipated to be EPS neutral next fiscal year and accretive to subsequent periods.

      INTEGRATED OFFERINGS ROLLED OUT IN NEXT 90 DAYS
Peregrine will integrate key product offerings within the next 90 days and begin rolling them out to existing Peregrine customers, Extricity customers and the general public. Initially, Peregrine will incorporate Extricity's B2B process management capabilities into its Get2Connect.net e-Business platform. In addition, the two companies will leverage Extricity's strong presence in RosettaNet to create a comprehensive service-oriented solution for this target audience that includes end-to-end connectivity, integration and business community rollout. Finally, within the three-month timeframe, the two companies plan to fully integrate Extricity's process-based collaboration tools into Peregrine's e-Business enablement, data transformation and business partner rollout offerings.

      CONFERENCE CALL SCHEDULED
Peregrine has scheduled a conference call for 2:00 p.m. PST today to discuss the acquisition. Anyone interested should call (415) 904.7387. The conference call replay number is (858) 812.6440, reservation number 18280244, and is available for 48 hours after the call. Additionally, Peregrine will host a live Webcast of the announcement at WWW.PEREGRINE.COM. A replay of the Webcast will be available for the next 30 days at the Peregrine Web site.

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      Please contact Investor Relations at Peregrine for more information at
(858) 794-7561. For product information on Peregrine products, please call (800) 816-2334. For additional information by email, send queries to ESOLUTIONS@PEREGRINE.COM.

      ABOUT EXTRICITY
Extricity is the leading provider of software solutions for B2B relationship management (B2BRM). The Extricity B2B software platform offers the only complete, flexible B2B platform to power and manage the entire spectrum of interactions and collaborative processes among businesses and marketplaces over the Internet. Global 2000 companies and B2B net markets can seamlessly integrate diverse information systems into effective, real-time trading networks by automating and synchronizing the flow of information and execution of processes. The ExtricityB2B software platform helps businesses improve operational efficiencies, realize new revenue opportunities and achieve competitive differentiation. As the B2B leader in key market sectors including electronics, net markets and e-commerce, Extricity has Global 2000 customers spanning five industries in multiple geographies worldwide. These include Adaptec, Advanced Micro Devices, Altera, Mary Kay, Inc., Sharp Microelectronics, Solectron Corp. and Taiwan Semiconductor Manufacturing Co. Extricity's headquarters are located in Belmont, Calif., with offices across the U.S., Asia and Europe.

      ABOUT PEREGRINE
Peregrine serves two immense, fast-growth markets of critical importance to global commerce. Peregrine's E-Markets Group (EMG) delivers best-of-breed e-Commerce connectivity, real-time data transformation, catalog creation and management, and portal creation and management. Peregrine EMG processes nearly
1.2 million e-Commerce transactions every business day and annually transacts $280 billion in B2B e-commerce. Peregrine's Infrastructure Management Group
(IMG) is the world leader in providing software solutions to manage the entire life cycle of an organization's assets, from IT equipment and fleets of vehicles to a company's intangible knowledge assets. On a true cradle to grave basis, Peregrine IMG solutions help to ensure that all forms of assets yield maximum efficiency and financial optimization - with Employee Self Service solutions empowering employees to manage the process end-to-end. Founded in 1981, Peregrine is headquartered in San Diego, California and has offices throughout the world. For more information on Peregrine, visit HTTP://WWW.PEREGRINE.COM.

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      PEREGRINE SYSTEMS IS A REGISTERED TRADEMARK AND GET2CONNECT IS A SERVICE
MARK OF PEREGRINE SYSTEMS, INC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

      The foregoing presentation contains "forward-looking" statements about the expectations, beliefs, plans, intentions and strategies of Peregrine. The ability of Peregrine to achieve its planned business objectives involves many risks and uncertainties. Forward-looking statements relating to expectations about future events or results are based upon information available to Peregrine as of today's date. Peregrine assumes no obligation to update any of these statements and these statements are not guarantees of Peregrine. The actual results of Peregrine could differ materially from current expectations. Factors that could cause or contribute to these differences include the companies' ability to complete the transaction and, if completed, its ability to integrate Peregrine's products and employees with Extricity's products and employees. There can be no assurance that the anticipated benefits relating to Peregrine's acquisition of Extricity will be realized. Additionally, the statements regarding dilutive effects and earnings per share reflect Peregrine's current expectations, but there can be no assurance that such expectations will prove to be accurate. In addition, Peregrine has made numerous prior company and/or asset acquisitions, may make future acquisitions, and faces additional risks associated with the integration of these acquisitions. The revenues and earnings of Peregrine are subject to a number of factors that make estimation of its future operating results extremely uncertain. These factors include competition; increased competition due to Peregrine's expanded product offerings; risks associated with the evolving and varying demand for Peregrine's software products; the

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ability of Peregrine to expand its operations; litigation, including litigation over intellectual property rights; and general technological and economic factors. The risks associated with Peregrine's business are discussed in Peregrine's Annual Report on Form 10-K for the year ended March 31, 2000, which was filed with the Securities and Exchange Commission in May 2000, and in Peregrine's subsequent quarterly reports on Form 10-Q and its 8-Ks and other filings filed with the SEC. You are encouraged to read this information carefully.


SOURCE: PEREGRINE SYSTEMS, INC.